UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 17, 2005


                                  CENVEO, INC.
                -------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

          Colorado                  1-12551               84-1250533
  -----------------------        -------------       -------------------
  (State of Incorporation)       (Commission            (IRS Employer
                                  File Number)        Identification No.)


8310 S. Valley Highway #400 Englewood, CO                   80112
-----------------------------------------                 ----------
(Address of Principal Executive Offices)                  (Zip Code)


Registrant's telephone number, including area code: (303) 790-8023

                                 Not Applicable
             -------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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ITEM 1.01.     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.


               On April 17, 2005, the Board of Directors of Cenveo, Inc. (the "Company") adopted a severance plan for senior top executives of the Company (the "Plan"). The Plan will provide severance benefits upon terminations of employment by the Company as a result of permanent layoff or reduction in force, lack of work or job elimination, the sale of a facility, division or business segment or an involuntary termination without cause (as defined in the severance plan). In addition, severance benefits will be provided upon a participant's termination of employment as a result of a relocation of employment of greater than 50 miles or a substantial diminution of the participant's duties, authorities, responsibilities, or status (including title, offices, reporting requirements or supervisory functions).

               Upon a severance event, the amount of severance to be paid will be based upon a participant's position. The senior vice presidents for corporate development (Chief Legal Officer) and finance (Chief Financial Officer) and the presidents of the Company's commercial and resale segments will be entitled to receive two years of base salary, 12 months outplacement services and 12 months of health benefit continuation reimbursement, and the Company's vice presidents (other than segment vice presidents and segment executive vice presidents) will be entitled to one year of base salary, 12 months outplacement services and 12 months of health benefit continuation reimbursement. Currently seven vice presidents would be covered under the severance plan.

               Severance under the Plan would be offset by any other severance payments due under individual agreements or otherwise.

               As previously reported, on April 17, 2005, the Board of Directors declared a dividend (the "Dividend") of one preferred share purchase right (a "Right") for each outstanding share of common stock par value $.01 per share. The dividend is payable on April 28, 2005 to holders of record on that date. On April 20, 2005, the Company entered into a Rights Agreement, dated April 20, 2005, with Computershare Trust Company, Inc., as the Rights Agent (the "Rights Agreement"), specifying the terms of the Rights. A description of the Rights Agreement is incorporated herein by reference to the Company's current report on Form 8-K, filed with the Securities and Exchange Commission on April 18, 2005; that description, however, is qualified in its entirety by reference to the full text of the Rights Agreement attached hereto as Exhibit 4.1 and incorporated herein by reference.


ITEM 3.03      MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

               The description of the Rights Agreement referred to in the fourth paragraph under Item 1.01 is incorporated into this item 3.03 by reference. In addition, in connection with its adoption of the Rights Agreement, on April 17, 2005, the Board of Directors approved the terms of the Amendment to Articles of Incorporation and Certificate of Designations of Series A Junior Participating Preferred Stock of the Company (the" Certificate of Designations") setting forth the terms of the Company's Series A Junior Participating Preferred Stock, a copy of which is attached as Exhibit 3.1 and incorporated herein by reference. The Certificate of Designations

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was filed with the Secretary of the State of Colorado on April 20, 2005 and
became effective on that date.


ITEM 5.03      AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS;
               CHANGE IN FISCAL YEAR.

               The response to Item 3.03 of this report (other than the first sentence) is incorporated into this Item 5.03 by reference.


ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS.

       (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

           Not applicable.

       (b) PRO FORMA FINANCIAL INFORMATION.

           Not applicable.

       (c) EXHIBITS.    The following exhibits are filed as part of this report:


                3.1 Amendment to Articles of Incorporation and Certificate of Designations of Series A Junior Participating Preferred Stock of Cenveo, Inc., dated April 20, 2005.

                4.1 Rights Agreement, dated as of April 20, 2005, between Cenveo, Inc. and Computershare Trust Company, Inc.

                                   SIGNATURES


               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: April 20, 2005

                                            Cenveo, Inc.

                                            By:   /s/ Michel P. Salbaing
                                                  --------------------------
                                                  Michel P. Salbaing
                                                  Sr. Vice President and CFO

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                            DESCRIPTION


3.1 Amendment to Articles of Incorporation and Certificate of Designations of Series A Junior Participating Preferred Stock of Cenveo, Inc., dated April 20, 2005.

4.1 Rights Agreement, dated as of April 20, 2005, between Cenveo, Inc. and Computershare Trust Company, Inc.